As filed with the Securities and Exchange Commission on December 4, 2009
 Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

P.A.M. TRANSPORTATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	71-0633135 (IRS Employer Identification Number)

297 West Henri De Tonti
Tontitown, Arkansas  72770
(479) 361-9111
(Address including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Daniel H. Cushman
President and Chief Executive Officer
P.A.M. Transportation Services, Inc.
297 West Henri De Tonti
Tontitown, Arkansas 72770
(479) 361-9111
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
C. Douglas Buford, Jr., Esq.
Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
425 West Capitol Avenue, Suite 1800
Little Rock, Arkansas 72201
Telephone: (501) 688-8866
Facsimile: (501) 918-7866

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)(2)
Preferred Stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)(2)
Rights	(1)(2)	(1)(2)	(1)(2)
Warrants	(1)(2)	(1)(2)	(1)(2)
Total Primary Offering	(1)(2)	(1)(2)	$16,051,511(3)	$896(4)
Secondary Offering:
Common Stock, par value $0.01 per share	1,572,136(5)	$10.21(6)	$16,051,509(6)	$896(6)
Total			$32,103,020	$1,792
(1)	Not specified as to each class of primary offering securities to be registered pursuant to Rule 457(o) under the Securities Act.
(2)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be issued at indeterminate prices from time to time.  The securities registered include unspecified amounts and numbers of securities that may be issued upon conversion of or exchange for securities that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities.  Separate consideration may or may not be received for securities issuable on exercise, conversion, or exchange of other securities.

(3)
Calculated pursuant to the instructions to General Instruction I.B.6 of Form S-3 not to exceed one-third of the aggregate market value of our common stock outstanding held by non-affiliates as of November 20, 2009.  As of November 20, 2009, there were 4,586,146 shares of our common stock outstanding held by non-affiliates.  The closing price of our common stock as reported on the NASDAQ Global Market on November 20, 2009, was $10.50.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.
(5)
Pursuant to Rule 416, the shares of Common Stock registered for resale are deemed to include an unspecified number of additional shares of Common Stock to prevent dilution resulting from any further stock split, stock dividend or similar transaction.

(6)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act to be equal to $10.21 per share, the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on December 1, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission.  We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2009

PROSPECTUS

P.A.M. TRANSPORTATION SERVICES, INC.

$16,051,511
of
Common Stock, Preferred Stock, Rights, and Warrants

1,572,136 Shares
of
Common Stock
Offered by the Selling Stockholder

We may offer and sell, from time to time, in one or more offerings, any combination of equity securities that we describe in this prospectus having a total initial offering price not exceeding $16,051,511.  In addition, the selling stockholder identified in this prospectus and any of his pledgees, donees, transferees or other successors-in-interest may offer and sell, from time to time, up to 1,572,136 shares of our common stock, par value $0.01 per share.  We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.  Neither we nor the selling stockholder are required to sell any of these securities.

This prospectus provides you with a general description of the securities that we or the selling stockholder may offer.  We will file prospectus supplements and may provide other offering material at later dates that will contain specific terms of each issuance or sale of securities.  These supplements may also add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.  This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “PTSI.”  On November 20, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $10.50 per share.  Based on this price per share, the aggregate market value of our outstanding common stock as of November 20, 2009, is $98,842,874.  We have not offered any securities pursuant to this prospectus or any other prospectus under a shelf registration statement during the twelve calendar month period prior to the date of this prospectus.

Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors” on page 7 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

We or the selling stockholder may sell securities to or through underwriters, dealers or agents.  For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.”  The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense in the United States.

This prospectus is dated December 4, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
FORWARD-LOOKING STATEMENTS	3
WHERE YOU CAN FIND MORE INFORMATION	4
DOCUMENTS INCORPORATED BY REFERENCE	5
THE COMPANY	6
RISK FACTORS	7
USE OF PROCEEDS	7
RATIO OF EARNINGS TO FIXED CHARGES	7
DESCRIPTION OF SECURITIES WE MAY OFFER	7
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF RIGHTS	9
DESCRIPTION OF WARRANTS	10
SELLING STOCKHOLDER	12
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	15
EXPERTS	15

 December 4, 2009

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process.  Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.  In addition, the selling stockholder identified in this prospectus and any of his pledgees, donees, transferees or other successors-in-interest may, from time to time, sell shares of our common stock in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the amounts, prices and terms of the securities for a particular offering.  The prospectus supplement may add, update or change information in this prospectus.  If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and, if applicable, any prospectus supplement.  See “Where You Can Find More Information” for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement.  This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise stated or the context otherwise requires, all references to “P.A.M. Transportation Services, Inc.,” “the Company,” “we,” “our,” “us” and similar terms refer to P.A.M. Transportation Services, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

FORWARD-LOOKING STATEMENTS

Some of our statements contained in this document are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective.  In this document, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “project” and similar expressions, as they relate to us, our management, and our industry are intended to identify forward-looking statements.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting our business.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to the following:

•	excess capacity in the trucking industry;

•	surplus inventories;

•	recessionary economic cycles and downturns in customers’ business cycles;

•	increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees;

•	the resale value of the Company’s used equipment and the price of new equipment;

•	increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators;

•	increases in insurance premiums and deductible amounts relating to accident, cargo, workers’ compensation, health, and other claims;

•	unanticipated increases in the number or amount of claims for which the Company is self insured;

•	inability of the Company to continue to secure acceptable financing arrangements;

•	seasonal factors such as harsh weather conditions that increase operating costs;

•	competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding;

•	the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations;

•	a significant reduction in or termination of the Company’s trucking service by a key customer.

All written or oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.  Our actual results may differ significantly from those we discuss in these forward-looking statements.  For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, see the “Risk Factors” section provided below.  The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act.  Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus.  This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement.  For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov.  The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  In addition to the foregoing, we maintain a website at http://www.pamt.com.  Our website content is made available for informational purposes only.  It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus.  We make available on our internet website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document.  The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.  We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of the securities offered hereby:

(a)      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 13, 2009.

(b)      Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, filed with the Commission on May 7, 2009, August 7, 2009, and November 9, 2009, respectively.

(c)      Our Current Reports on Form 8-K, filed with the Commission on February 23, 2009, March 25, 2009, April 29, 2009, July 16, 2009, July 30, 2009, and October 28, 2009, respectively.

(d)      The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on October 7, 1986, under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

P.A.M. Transportation Services, Inc.
297 West Henri De Tonti
Tontitown, Arkansas  72770
Attn:  Corporate Secretary
(479) 361-9111

THE COMPANY

P.A.M. Transportation Services, Inc. is a truckload dry van carrier transporting general commodities throughout the continental United States, as well as in certain Canadian provinces. We also provide transportation services in Mexico under agreements with Mexican carriers. Our freight consists primarily of automotive parts, consumer goods, such as general retail store merchandise, and manufactured goods, such as heating and air conditioning units. As of October 31, 2009, we operated a fleet of 1,714 trucks and 4,534 trailers.

We are a holding company incorporated under the laws of the State of Delaware in June 1986.  We are headquartered and maintain our primary terminal and maintenance facilities and our corporate and administrative offices in Tontitown, Arkansas.  Tontitown is located in northwest Arkansas, a major center for the trucking industry and where the support services (including warranty repair services) for most major truck and trailer equipment manufacturers are readily available.  From this location we manage operations conducted through wholly owned subsidiaries based in various locations around the United States and Canada.  These subsidiaries include:  P.A.M. Transport, Inc., T.T.X., Inc., P.A.M. Dedicated Services, Inc., P.A.M. Logistics Services, Inc., Choctaw Express, Inc., Choctaw Brokerage, Inc., Transcend Logistics, Inc., Allen Freight Services, Inc., Decker Transport Co., Inc., East Coast Transport and Logistics, LLC, S & L Logistics, Inc., P.A.M. International, Inc. and P.A.M. Canada, Inc. Our operating authorities are held by P.A.M. Transport, Inc., P.A.M. Dedicated Services, Inc., Choctaw Express, Inc., Choctaw Brokerage, Inc., Allen Freight Services, Inc., T.T.X., Inc., Decker Transport Co., Inc., and East Coast Transport and Logistics, LLC.

The operations of these subsidiaries can generally be classified into either truckload services or brokerage and logistics services. Truckload services include those transportation services in which we utilize company owned trucks or owner-operator owned trucks. Brokerage and logistics services consist of services such as transportation scheduling, routing, mode selection, transloading and other value added services related to the transportation of freight which may or may not involve the usage of company owned or owner-operator owned equipment. Both our truckload operations and our brokerage/logistics operations have similar economic characteristics and are impacted by virtually the same economic factors as discussed elsewhere in this prospectus. All of the Company’s operations are in the motor carrier segment.

For both operations, substantially all of our revenue is generated by transporting freight for customers and is predominantly affected by the rates per mile received from our customers, equipment utilization, and our percentage of non-compensated miles. These aspects of our business are carefully managed and efforts are continuously underway to achieve favorable results.

The main factors that impact our profitability on the expense side are costs incurred in transporting freight for our customers. Currently our most challenging costs include fuel, driver recruitment, training, wage and benefit costs, independent broker costs (which we record as purchased transportation), insurance, and maintenance and capital equipment costs.

Our principal executive offices are located at 297 West Henri De Tonti, Tontitown, Arkansas, 72770, and our telephone number is (479) 361-9111.  Our website address is http://www.pamt.com.

RISK FACTORS

An investment in our securities involves significant risks.  Our business, financial condition, and results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  Before you make an investment decision regarding the securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  The risks described in those documents are not the only ones that we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities.  The prospectus supplement applicable to each series of securities we or our selling stockholder offer may contain a discussion of additional risks applicable to an investment in us and the securities we or the selling stockholder are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the proceeds from the sale of the securities described in this prospectus for general corporate purposes.  Pending such use, we may temporarily invest the proceeds or use them to reduce indebtedness.  We may also invest funds which are not required immediately in short-term marketable securities.  The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

We do not calculate a ratio of earnings to fixed charges and preferred stock dividends at this time because no shares of our preferred stock are issued and outstanding as of the date of this prospectus.  If we offer shares of preferred stock under this prospectus, we will, at that time, provide a ratio of earnings to fixed charges and preferred stock dividends in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, rights and warrants that we may offer from time to time.  These summary descriptions are not meant to be complete descriptions of each security.  The particular terms of any security will be described in the accompanying prospectus supplement and other offering material.  The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

When we use the terms “security” or “securities” in this prospectus, we mean any of the securities we or the selling stockholder may offer with this prospectus, unless we say otherwise.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock.  Because it is only a summary, it does not contain all of the information that may be important to you.  For a complete description, you should refer to our Certificate of Incorporation and Bylaws.  Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.  At December 1, 2009, there were 11,372,207 shares of our common stock issued and 9,413,607 shares of our common stock outstanding.  At December 1, 2009, there were no shares of our preferred stock issued or outstanding.  Our common stock is listed on the NASDAQ Global Market.  The outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Common Stock

The holders of our common stock, subject to such rights as may be granted to any preferred stockholders, elect all directors and are entitled to one vote per share.  All shares of common stock participate equally in dividends when and as declared by the Board of Directors and in net assets on liquidation.  The shares of common stock have no preference, conversion, exchange, preemptive or cumulative voting rights.

Preferred Stock

Preferred stock may be issued from time to time by our Board of Directors, without stockholder approval, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions, as may be fixed by the Board of Directors in the resolution authorizing their issuance.  The issuance of preferred stock by the Board of Directors could adversely affect the rights of holders of shares of common stock; for example, the issuance of preferred stock could result in a class of securities outstanding that would have certain preferences with respect to dividends and in liquidation over the common stock, and that could result in a dilution of the voting rights, net income per share and net book value of the common stock.  We have no agreements or understandings for the issuance of any shares of preferred stock.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

We are subject to Section 203 of the Delaware General Corporation Law.  In general, the statute prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not held by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any person beneficially owning 15% or more of the outstanding voting stock of the corporation and or person affiliated with or controlling or controlled by that person.

Our Certificate of Incorporation also contains anti-takeover provisions.  Under Article XII of our Certificate of Incorporation, the affirmative vote or consent of the holders of 75% of the shares of stock entitled to elect directors is required to authorize, adopt or approve a “business combination” (defined similarly to the definition under Delaware law, as described above), with any interested person (defined generally as any person owning 5% or more of the outstanding shares of any class of our stock) unless:

•
our board of directors approved a memorandum of understanding with such interested person with respect to such transaction prior to the time that the interested person became a beneficial owner of 5% or more of the shares of any class of stock entitled to vote in elections of directors; or

•
such business combination is otherwise approved by our board of directors, provided that a majority of the members of our board of directors voting for approval of the transaction were duly elected and acting members of the board of directors prior to the time that such interested person became a beneficial owner of 5% or more of the shares of any class of stock entitled to vote in elections of directors.

In addition, under Article XIII of our Certificate of Incorporation, the approval of a business combination also generally requires the affirmative vote or consent of a majority of the shares entitled to be voted and not held by the interested person.

Limitation of Liability and Indemnification Agreements

Our Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Under Delaware law, liability of a director may not be limited:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

The effect of the provisions of our Certificate of Incorporation is to eliminate the rights of P.A.M. and its stockholders (through stockholders’ derivative suits on behalf of P.A.M.) to recover monetary damages against  director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described above.  This provision does not limit or eliminate the rights of P.A.M. or any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a directors’ duty of care.  Our Certificate of Incorporation and Bylaws provide that P.A.M. shall indemnify its directors, officers, employees and agents against claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer in or arising out of his or her capacity as a director, officer, employee and/or agent of P.A.M. to the extent the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of P.A.M.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation.

DESCRIPTION OF RIGHTS

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our shareholders.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.  Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations.  To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights.  If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights.  For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Documents Incorporated by Reference” and “Where You Can Find More Information.”  We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities.  Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants.  The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.  The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue.  The applicable prospectus supplement will describe the specific terms of any issuance of warrants.  The terms of any warrants we offer may differ from the terms described in this prospectus.  As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement.  Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms.  If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;

•	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement.  Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants.  Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants.  Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants.  After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void.  Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise.  The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants.  Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise.  If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants.  For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Documents Incorporated by Reference” and “Where You Can Find More Information.”  We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

SELLING STOCKHOLDER

We are registering for resale certain shares of our common stock which may be sold from time to time by the selling stockholder.  The term “selling stockholder” includes the stockholder listed below and his pledges, donees, transferees or other successors-in-interest.  The selling stockholder may sell some, all or none of his shares of common stock as he deems appropriate and is under no obligation to sell any of his shares.

The following table sets forth information with respect to the number of shares of our common stock owned by the selling stockholder prior to this offering, the number of shares that may be offered under this prospectus by the selling stockholder, and the number of shares of our common stock and the percentage of our common stock to be owned by the selling stockholder after completion of this offering, assuming that all shares offered by the selling stockholder are sold as contemplated herein.  Ownership reflected in this table is based upon information provided to us by the selling stockholder and reflects holdings as of December 1, 2009.

Unless otherwise indicated, the selling stockholder has sole voting and investment power with respect to shares shown as beneficially owned by him.  The number of shares of our common stock beneficially owned by the selling stockholder includes shares of common stock that the selling stockholder can acquire within 60 days after December 1, 2009 through the exercise of any outstanding stock option or other right.  The percentage of common stock owned after the offering is based on 9,413,607 shares of our common stock outstanding as of December 1, 2009.

The selling stockholder, Matthew T. Moroun, is the Chairman of the Board of Directors of the Company and our controlling stockholder.

Information about the selling stockholder and the number of shares that may be sold from time to time by the selling stockholder may change over time and will be updated in supplements to this prospectus if and when necessary.

Name	Common Stock Beneficially Owned as of November 20, 2009(1) (2)	Number of Shares Offered	Number of Shares Beneficially Owned After Offering(3)	Percentage of Shares Beneficially Owned After Offering

Matthew T. Moroun, Chairman of the Board of Directors	4,725,373	1,572,136	3,153,237	33.50%

(1)   Includes 10,000 shares that Mr. Moroun may acquire pursuant to stock options granted under our stock option plans that are or become exercisable within 60 days of December 1, 2009.

(2)   Includes 1,623,373 shares owned directly and 3,092,000 shares held in a trust of which Mr. Moroun is a co-trustee and a beneficiary (the “Moroun Trust”). Mr. Hal M. Briand is co-trustee with Mr. Moroun of the Moroun Trust and may therefore also be deemed to beneficially own the shares held by the Moroun Trust. The business address of each of Messrs. Moroun and Briand is 12225 Stephens Road, Warren, Michigan 48091.

(3)   Assumes that all shares offered hereby are sold but no other securities held by the selling stockholder are sold.

PLAN OF DISTRIBUTION

Either we or the selling stockholder may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us, or the selling stockholder, or the purchasers of the securities.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions:

•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Market in the case of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each time that this prospectus is used to sell our securities, we will also provide an accompanying prospectus supplement.  For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in the sale of securities, the securities will be acquired by the underwriters for their own account.  The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  The obligations of the underwriters to purchase the securities will be subject to certain conditions.  The underwriters will be obligated to purchase all the securities offered if they purchase any securities.  The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If dealers are used in the sale of securities, the securities will be sold to such dealers as principals.  The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.  Offers to purchase the securities directly may be solicited, and we or the selling stockholder may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities.  The terms of these sales will be described in the applicable prospectus supplement. If  agents are used in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment.  Unless otherwise indicated in a prospectus supplement, if we or the selling stockholder sell directly, no underwriters, dealers or agents would be involved.  We or the selling stockholder will not make an offer of securities in any jurisdiction that does not permit such an offer.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares owned by him.  The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders.  The number of the selling stockholder’s shares offered under this prospectus will decrease as and when it takes such action.  The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.  In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus and any applicable prospectus supplement may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the donees, transferees, assignees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed any necessary supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the donee, pledgee, transferee, assignee or other successors in interest as selling stockholders under this prospectus.

We or the selling stockholder may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution.  Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law.  To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions.  Those activities may cause the price of the common stock to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in the common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act.  Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act.  Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement.  We or the selling stockholder may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We or the selling stockholder may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us or the selling stockholder on a future date at a specific price.  This type of contract may be made only with institutions specially approved by us or the selling stockholder.  Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions.  The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

The selling stockholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers.  The selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares of common stock.  The selling stockholder may also loan or pledge the common stock offered by the selling stockholder under this prospectus to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the common stock so pledged.

Each series of securities will be a new issue of securities.  Our common stock is listed on the NASDAQ Global Market.  Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange.  It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities.  If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us or the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.  Agents, dealers or underwriters may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.  The selling stockholder has agreed to indemnify us against specified liabilities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of P.A.M. Transportation Services, Inc. incorporated by reference in this prospectus, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

P.A.M. TRANSPORTATION SERVICES, INC.

$16,051,511
of
Common Stock
Preferred Stock
Rights
Warrants

1,572,136 Shares
of
Common Stock
Offered by the Selling Stockholder

PROSPECTUS

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses (other than underwriting discounts and commissions) in connection with offering of the securities registered hereby.  P.A.M. Transportation Services will bear all of these expenses, including those of the selling stockholder (other than any underwriting discounts or commissions or any agent commissions).  All amounts are estimated except for the SEC registration fee:

SEC registration fee		$1,792
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous fees and expenses		*
Total expenses	$	*
___________________
* Estimated expenses are not presently known.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act.

Our Certificate of Incorporation, as amended, includes a provision that, to the fullest extent permitted by the Delaware General Corporation Law, eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.  In addition, our bylaws  require us to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding (whether criminal, civil, administrative or investigative) by reason of the fact that such person is or was a director, officer or employee of P.A.M. Transportation Services or any predecessor of ours, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours.  Our bylaws also provide that we may, to the fullest extent provided by law, indemnify any person against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours.  We are required to advance expenses incurred by our directors, officers, employees and agents in defending any action or proceeding for which indemnification is required or permitted, subject to certain limited exceptions.  The indemnification rights conferred by our bylaws are not exclusive.

We have obtained directors and officers liability insurance.

Item 16.  Exhibits.

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, as amended, the filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, P.A.M. Transportation Services, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tontitown, State of Arkansas, on December 4, 2009.

P.A.M. TRANSPORTATION SERVICES, INC.

By: /s/ Daniel H. Cushman
Daniel H. Cushman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel H. Cushman and Larry J. Goddard, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew T. Moroun Matthew T. Moroun	Chairman of the Board of Directors	December 4, 2009

/s/ Daniel H. Cushman Daniel H. Cushman	President and Chief Executive Officer (Principal Executive Officer)	December 4, 2009

/s/ Larry J. Goddard Larry J. Goddard	Vice-President Finance, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 4, 2009

/s/ Frederick P. Calderone Frederick P. Calderone	Director	December 4, 2009

/s/ Frank L. Conner Frank L. Conner	Director	December 4, 2009

/s/ W. Scott Davis W. Scott Davis	Director	December 4, 2009

/s/ Christopher L. Ellis Christopher L. Ellis	Director	December 4, 2009

/s/ Manuel J. Moroun Manuel J. Moroun	Director	December 4, 2009

/s/ Daniel C. Sullivan Daniel C. Sullivan	Director	December 4, 2009

/s/ Charles F. Wilkins Charles F. Wilkins	Director	December 4, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed on May 15, 2002)

4.2	Amended and Restated By-Laws of the Company, as amended on December 6, 2007 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on December 11, 2007)

4.3	Specimen Stock Certificate representing the Company’s Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s registration statement on Form S-1 (File No. 33-7618), as amended)

4.4*	Form of Certificate of Designations with respect to any series of preferred stock issued hereunder

4.5*	Specimen Stock Certificate representing the Company’s Preferred Stock

4.6*	Form of Rights Agreement

4.7*	Form of Warrant Agreement, including form of Warrant Certificate

5.1	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

23.1	Consent of Grant Thornton LLP

23.2	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.1)

24.1	Power of Attorney (on signature page)

___________________
* To be filed by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.